Exhibit 10.12

Party A’s contract number: NPUD1411014
Party B’s contract number:

Cooperation Agreement on the Operation of

Shunwang Game “300 Heros”

Party A: Hangzhou Shunwang Technology Co., Ltd.

Party B: Shanghai Jump Network Technology Co. Ltd.

November 3, 2014

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Cooperation Agreement on the Operation of Shunwang Game

This Agreement is executed by and between both Parties on November 3, 2014 in Xihu District, Hangzhou.

Party A: Hangzhou Shunwang Technology Co., Ltd.

Add.: 5th Floor, Digital Entertainment Building, 98 West Wenyi Road, Hangzhou

Post code: 310012

Tel.: 0571-87758656

Fax: 0571-88853737

Contact person: Gao Ning

Legal representative: Hua Yong

Party B: Shanghai Jump Network Technology Co. Ltd.

Add.: 1st Floor, Building No. 21, 88 Darwin Road, Zhangjiang Hi-tech Park, Shanghai

Post code: 201203

Tel.: 021-51312188-8003

Fax: 021-51312199

Contact person: Zhou Zhongyun

Legal representative: Wu Yaxi

Whereas:

1.	Party A, as the legal owner of “IcafeMavin”, a leading internet café management platform in China, and a service-providing platform in respect of internet contents (including but not limited to games), is capable of providing thoughtful customer services and comprehensive technical security and support, and owns an extensive sales and marketing network and a sound and efficient payment platform, forming a user-oriented comprehensive interaction and entertainment platform.
2.	Party B, as the legal owner of rights in relation to the publication and online publication of and the operation right to the game “300 Heroes” (hereinafter referred to as the “Game”) in mainland China, owns rights with respect to the operation of the Game (including but not limited to the right to use relevant trademarks of the Game).
3.	Both Parties agree to cooperate in the joint operation of the Game during the term hereof by making use of their respective resource advantage.

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Article 1 Definitions

Unless otherwise specified, the definitions and interpretations of the following terms used herein shall be as follows:

1.1	Subject matter: means multi-player online web games for which proper license is granted to Party A under conditions provided for herein for joint operation with Party A and to which Party B owns the operation right. The name of the specific game as provided for herein is “300 Heroes” (hereinafter referred to as the “Game”). The computer software copyright registration certificate number is: [R. Zh. D. Zi No. 0816297].

1.2	Party A’s platform: the internet platform used for providing content services for end users, which is owned by Party A and to which Party A has the operation right. Its domain name is [www.swjoy.com], also known as [Shunwang Games].

1.3	Licensed territory: [People’s Republic of China, excluding Hong Kong, Macao and Taiwan].

1.4	Cooperation in promotion: means the cooperation mode under which both Parties promote the subject matter through exercising their rights and performing their obligations hereunder and cooperating with each other by giving play to their advantages in their respective fields, and distribute proceeds from promotion as provided for herein.

1.5	Operating earnings: mean the RMB amount corresponding to the total amount of Game currencies (diamonds) for which users exchange via Party A’s website the currencies of Party A’s platform (Shun Yuan) after the Game is officially put into operation. The exchange rate among the currencies of Party A’s platform and RMB and the Game currencies shall be [1:1:1]. The operating earnings shall be denominated in RMB.

1.6	Intellectual property rights: mean all interests reflecting intellectual achievements in relation to copyrights, trademark rights, domain names and trade secrets as provided for in the Chinese Copyright Law, Trademark Law, Anti-unfair Competition Law, and other relevant laws, rules and regulations.

1.7	User data: means data incurred, sustained and updated as a result of online users’ registration and acceptance of Game services, including without limitation the appearance (face/body and etc.) and features (level/experience points and etc.) of characters, item boxes and any other data in relation to the end users in the Game; and the payment information of all consumers, including their real name, ID card number, credit card, address, telephone number, mobile number, email, or other necessary identity information.

Article 2 Licensed Content

1.	Operation right

Within the term hereof, Party B hereby grants a revocable (as provided for herein), non-exclusive, non-transferable and limited operation right to the Game (hereinafter referred to as the “operation right”) to Party A, so as to, for the purpose of operation and maintenance of the Game:

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1.1 conduct promotion and operation of the Game, including the preparation of all kinds of promotional materials and advertisements of the Game, and online and offline promotion of the Game;

1.2 provide users with top-up services through multiple channels.

2.	Licensed trademarks or logos

2.1 Within the term hereof, Party B hereby grants a non-exclusive and non-transferable right in relation to the Game to Party A to reproduce, use and display for the purpose of Game operation the licensed trademarks or logos within the licensed territory in accordance with the rules for the use thereof.

2.2 Without prior written consent by Party B, Party A may not register any trademarks in relation to Party B’s trade name, enterprise logo or the Game.

3.	Reservation of rights

Other than the rights expressly granted to Party A in this clause, Party B reserves all rights that have not been granted.

Article 3 Cooperation Items

1.	Server setting-up:

1.1 [Party B] shall be responsible for providing all hardware equipment and broadband resources required by the Game, installing and setting up in the licensed territory Game server, database server, network server and other servers required, and placing the servers in an online network environment suitable for the provision of Game services.

1.2 [Party A] shall be responsible for providing Game services required by the official website, top-up and charging system, logon system, Game forum and other systems of the Game.

1.3 In case of users’ losses caused by any failure or other problems in any equipment, resources, services, technologies, and etc. provided by either Party, the responsible Party shall be liable for making compensation.

2.	Interface development

Party B shall provide the technical standards for and instructions for use of the interfaces for Game logon, charging, and etc., and Party A shall conduct technical development based on Party B’s interface documentation.

3.	Customer service:

[Party A] shall be liable for providing Party A’s customers with services on a 7×16 hours basis by means including without limitation provision of solutions over the phone, Game management (GM), and online customer service. Party B shall be liable for providing Party A with customer service support, guarantee to provide a sound FAQ document for customer service within 3 working days prior to the starting of servers, and ensure that Party A’s customer service staff is capable of solving basic problems in the Game.

4.	Within the term hereof, Party B shall provide Party A with the following maintenance and support services free of charge:

4.1	Setting up a server group for the provision of Game services;

4.2	Fixing bugs and flaws of the Game;

4.3	Assisting Party A in Game testing and early stage technical support;

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4.4	Providing all patches for the Game;

4.5	Upgrading the Game from time to time within the scope of cooperation regarding the Game as agreed to by both Parties.

5.	Technical support under special circumstances:

5.1	Solution to Game errors: Party B shall have the obligation to solve errors arising in programs, data and etc. during Game operation. Within 60 minutes upon submission by Party A of issue on Game errors, Party B shall give feedbacks on the type and impacts of errors and time required for fixing the same.

5.2	Game server-side failure: Party B undertakes to ensure the well functioning of the Game server-side, smooth network and the security of the hardware and software of Game servers and data during the term hereof. In case of any failure at any Game server-side or in any IDC resources, within 30 minutes upon the submission by Party A of the corresponding problem, Party B shall give feedbacks on such information as reasons for the problem and time required for fixing the same.

6.	Without notifying Party A in writing, Party B may not conduct power supply cutoff, shutdown, hardware update, and etc. in respect of the Game under operation. All such acts shall be subject to one working day’s prior notice by email or in writing to Party A. For any maintenance and support services caused by emergencies, Party B shall notify Party A within 4 hours upon the occurrence of such maintenance and support services, and solve the corresponding problem as soon as possible, otherwise it shall bear all losses caused to Party A as a result thereof.

7.	Game updates: Party B shall be liable for conducting and only Party B is entitled to conduct routine updates on the Game as necessary. The updating process as agreed to by both Parties is as follows:

7.1	Routine updates by Party B: Party B will conduct routine updates on the Game as necessary. Party B shall notify Party A at least 1 working day in advance, and complete updates on the server groups under cooperation within a time limit determined by both Parties. Party B shall conduct product updates, including but not limited to updates on Game versions, activities, serial numbers and packages, no later than the provision by Party B of relevant updates for any third party, otherwise losses in the decrease in operating earnings caused thereby shall be borne by Party B.

7.2	Updates upon the request of Party A. Once Party A detects any bug in the Game, or has any requirements about any specific version within the area of cooperation, Party A shall forthwith notify Party B, and Party B will give to Party A within 5 working days a reply, which may include: (i) confirming the content of the bug, and providing a time table for solving the problem; (ii) consenting to Party A’s requirement for version modification, and providing a time table for completing the same; (iii) recognizing Party A’s suggestions, but holding that the requirements cannot be fully satisfied, and requesting Party A to modify the same.

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Article 4 Publicity and Promotion

1.	Publicity activities:

1.1	Party B shall be responsible for providing source materials for Game operation and consent support required for publicity and, meanwhile, Party B shall provide a design template for the Game zone, which may be adopted or optimized by Party A based on its own requirements, provided that Party B will not engage in the production of any operational source materials or the Game zone.

1.2	As of the date of effectiveness hereof, Party A undertakes to conduct active and effective promotion of the cooperative operation of the Game on its platform by making full use of the Game platform on its website and other resources in its possession. Party A will set up and maintain on its platform a special page for the publicity of the Game, and be responsible for the updating and management of the content thereof. Party B owns the right to conduct necessary examination of the aforesaid content of the special page and, if Party B deems that it is detrimental to Party B’s enterprise image or reputation of the Game, request Party A in writing to change or delete the same.

1.3	Regulation and monitoring of and punishment for publicity and promotion:

1.3.1    Vulgar propaganda: Party A warrants that its self-produced operational source materials do not include any pornographic, violent, vulgar, feudal, superstitious or other content which is seductive or in violation of state decrees and regulations;

1.3.2    Exaggerated publicity: Party A shall conduct promotion and publicity of the Game according to the facts, and may not use such words as Game version 2, private server, upgraded version and the only designated official website which are manifestly not in line with the facts.

1.3.3    Malicious roping in: Party A shall fully utilize its own advantages and do its best to conduct promotion, and may not engage in any and all vicious acts including maliciously releasing information on the starting of servers and policies on rewards for account registration on newly started servers in chat channels, forums, in-game mails or players’ QQ groups on the servers of other operators of the Game; where such acts are players’ personal conducts, mediation shall be conducted with the coordination of the corresponding platform to dismiss relevant players’ groups. In case of malicious roping in by other operators on Party A’s Game servers, Party B shall, upon receipt of any complaint by Party A, stop such roping in acts.

1.3.4    Promotion bidding: Party A may not use any keywords incorporating “other platforms + name of the Game” for keywords promotion bidding on Baidu, Google, 360 Search or other search engines.

1.3.5    The special zone for the subject matter may not be used to release advertisements on other game websites.

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Where Party A violates any of the above provisions and still fails to make corrections within 3 hours upon dissuasion by Party B, Party B may suspend the starting of new servers, and resume the same 24 hours after corrections are made by Party A; where such violation has occurred for accumulatively more than 3 times, Party B may terminate this Agreement ex parte.

2.	Promotional activities

2.1	The holding of activities: all operational activities for the Game shall be subject to unified planning by Party B and implementation with the cooperation of Party A. Party A may get in online activities Party B’s support in forms including without limitation updates on the Game, serial numbers for promotion and virtual items required for online activities. Where Party B intends to designate personnel to take part in or supervise the activities, Party A shall render necessary cooperation.

2.2	During the term of cooperation, on Game servers, Party A may not without authorization hold top-up and consumption-related activities, for all activities shall be subject to unified planning by Party B. Party A may, based on the characteristics of the platform, make plans for non-top-up and non-consumption activities, provided that the implementation of relevant plans and standards for the grant of rewards shall be subject to prior confirmation by Party B.

3.	Application for Game props

Where Party A needs gold ingots and props to experience the Game, it may submit an application to Party B. The specific rules for the grant thereof shall be formulated by Party B. Party A may not use any player’s account for the application for gold ingots and props, or trade any gold ingots applied for with internal accounts unconditionally to any player. If any of the aforesaid acts is detected by Party B, Party B may refuse to render cooperation; in case of ineffective dissuasion by Party B, Party B may cease the starting of new servers on Party A’s platform.

Article 5 Sharing and Settlement of Earnings

1.	Basis for sharing

As of the official operation of and charging of fees for the Game on Party A’s platform (the specific time shall be confirmed by both Parties through negotiation), both Parties shall conduct sharing and settlement of earnings on a monthly basis based on the operating earnings of the Game. The ratio for the sharing of earnings shall be: Party A: 65%, Party B: 35%. The channel costs shall be borne by Party A.

2.	Settlement period:

As of the official operation of and charging of fees for the Game, Party A shall settle Party B’s share of the earnings on a monthly basis. The settlement period shall be 0:00 on the 1st day of every month to 24:00 on the last day of the same month.

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3.	Terms of payment:

Within the first 5 working days of every month, both Parties shall check the earnings of the preceding calendar month for sharing and, upon verification thereof, Party B shall issue to Party A within 5 working days a valid invoice in compliance with tax provisions in an amount equivalent to Party B’s share of earnings as confirmed by both Parties (content of the invoice: information service fee).

Party A shall, within 15 working days upon receipt of the invoice issued by Party B, pay to Party B in a lump sum Party B’s share of earnings of the preceding month. Any error not exceeding 3‰ is allowed, in which case Party A’s data shall prevail. In case of any error exceeding 3‰, both Parties shall cooperate with each other to find out the reasons and conduct settlement.

4.	Party A’s billing information is as follows:

Name of organization: Hangzhou Shunwang Technology Co., Ltd.

Taxpayer identification number: 330100776617307

Add.: 4th Floor, Building No. 3, 75 West Wenyi Road, Hangzhou

Tel.: 88852727

Opening bank: Xicheng Sub-branch, Bank of Hangzhou

Account number: 74818100086490

5.	Party B’s bank account information is as follows:

Account name: Shanghai Jump Network Technology Co. Ltd.

Opening bank: Zhangjiang Sub-branch, China Merchants Bank

Account number: 121909628910801

Where there is any change to Party B’s account information, Party B shall notify Party A in a timely manner, otherwise any loss caused as a result thereof shall be borne by Party B by itself.

Article 6 Rights and Obligations of both Parties

1.	Rights and obligations of Party A

1.1	Party A shall perform its obligation of the operation and maintenance of the Game as provided for herein during the term of cooperation. Party A shall be responsible for setting up an official website of the Game, and ensuring the sustained and stable operation thereof.

1.2	Party A shall be responsible for developing a top-up and charging system for the Game, and opening charging channels at the agreed time to charge officially users of the special zone.

1.3	Party A shall designate an employee as the project manager to serve as the main contact person of Party A.

1.4	Payment of relevant fees to Party B at the time and by the means as provided for in the contract.

1.5	Without written permission by Party B, Party A may not without authorization modify (unless otherwise provided for herein), rename, add anything to, delete anything from, partition or decompile the Game, or transfer to Party B’s clients or partners or any other third party its rights hereunder.

1.6	Party A shall have the right to request Party B to deliver the Game and relevant materials, provide technical support and training and etc. as provided for in the contract.

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2.	Rights and obligations of Party B

2.1	Party B shall provide during the term of cooperation necessary technical support to ensure the successful cooperation between both Parties; Party B shall be responsible for providing Party A with necessary technical support and interfaces, so that both Parties can jointly complete the cooperation in the operation of the Game and enter the stage of fees charging.

2.2	Party B shall be liable for the improvement, updating and technical maintenance of the Game, and providing version updates on Game servers, including but not limited to the provision of all patches and update programs for the Game, and the fixing of bugs of the Game.

2.3	Party B shall deliver complete, unified and accurate Game-related documentation according to the content and time as provided for in the agreement.

2.4	Party B shall designate an employee as the project manager to serve as the main contact person of Party B. In addition, Party B undertakes that at any time there shall be one technical support officer to provide technical support for Party A free of charge.

2.5	Party B owns the right of final pricing based on all sales behaviors within the Game. In case of any adjustment of the sales price, Party B shall notify Party A in writing a week in advance, otherwise losses caused to Party A as a result thereof shall be borne by Party B.

Article 7 Ownership of Rights

1.	All title and intellectual property rights to the Game software, works of Game elements and derivatives of the Game shall be owned by Party B;

2.	Basic data and information of end users arising from the cooperation between both Parties hereunder (including without limitation account name, password, real name, ID card number, bank account information, address, telephone number, mobile number and email) shall be owned by Party A; application data and information of end users (i.e., data deriving from the playing of the Game by the users which is applicable in the Game, including but not limited to character information, item information, top-up information and consumption information) shall be owned by Party B.

Article 8 Liability for Breach of Contract

1.	Unless otherwise provided for herein, either Party’s direct or indirect violation of any terms hereof or failure to assume any of its obligations hereunder or failure to do so in a timely manner or in full shall constitute breach of contract, in which case the non-breaching Party may request by written notice the breaching Party to make corrections, take adequate, effective and timely measures to eliminate the consequences of the breach, and compensate the non-breaching Party for losses suffered thereby as a result thereof. Where the breaching Party fails to make corrections within 15 working days upon receipt of the aforesaid notice on its breach of contract sent by the non-breaching Party, the non-breaching Party may by written notice dissolve this Agreement in advance.

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2.	Unless otherwise provided for herein, after the occurrence of any breach of contract, upon reasonable and objective judgment by the non-breaching Party, the breach has made it fundamentally impossible to realize the purpose of execution hereof by the non-breaching Party, the non-breaching Party may by written notice dissolve this Agreement in advance, and the breaching Party shall compensate the non-breaching Party for all direct losses suffered by the non-breaching Party as a result thereof.

3.	Where Party A delays the payment of any share of earnings, for each day delayed, Party A shall pay to Party B an overdue fine of two ten-thousandths of the then amount payable.

Article 9 Term

1.	This Agreement shall take effect as of the date of execution first above written. The term of cooperation shall be 24 months as of the date on which the official operation of the Game on Party A’s platform and charging are started.

2.	Upon the expiry of the term hereof, if no objection is raised by both Parties, this Agreement shall be automatically renewed for 12 months. Where the termination hereof is required by either Party, the other Party shall be notified in writing one month in advance. Meanwhile, Party A has the right of first refusal to cooperate with Party B in the operation of subsequent products and other game products of Party B.

Article 10 Termination

1.	Termination by both Parties:

This Agreement shall be dissolved under any of the following circumstances, and except for the circumstances stated in paragraph two below, neither Party shall be liable for breach of contract to the other Party, provided that the Party proposing the dissolution hereof shall notify the other Party in writing, and this Agreement shall be dissolved on the date of delivery of such notice:

1.1  Disappearance of the subject qualifications of either Party, such as bankruptcy, excluding reorganization, change of name or merger with any third party;

1.2  Dissolution hereof by either Party as provided for herein in case of serious violation hereof by the other Party (in which case only the non-breaching Party may dissolve this Agreement ex parte);

1.3  Dissolution hereof due to force majeure or upon agreement by both Parties through negotiation;

1.4  Termination or dissolution hereof as provided for by laws and regulations;

1.5  Dissolution hereof by either Party ex parte under circumstances where the monthly operating earnings is less than RMB 10,000 Yuan.

2.	Where prior to the official operation of the products under cooperation, either Party fails to perform its obligations hereunder and fails to remedy the same within 5 days upon receipt of written notice by the non-breaching Party, the non-breaching Party may terminate this Agreement without paying any fees to the breaching Party.

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3.	Early termination hereof shall not affect the right of the non-breaching Party to request the breaching Party to compensate for its losses.

4.	Matters after the termination hereof:

4.1 Where upon the termination hereof due to the expiry of the term hereof or any reason not attributable to either Party hereto, if the return of any fees or any compensation to any user is involved, such fees shall be returned to and/or such compensation shall be made to the aforesaid user according to the provisions of existing laws by Party A. After that, both Parties shall undertake their respective share of such fees and/or compensation according to the sharing ratio determined based on this Agreement one month prior to the termination hereof.

4.2 Where this Agreement is terminated due to reasons on the part of Party A without any breach of contract by Party B, Party A shall be liable for returning fees and/or making compensation to users of the Game.

4.3 Where this Agreement is terminated due to reasons on the part of Party B without any breach of contract by Party A, Party A shall firstly return fees and/or make other compensations to users of the Game. After that, Party B shall be liable for paying Party A the amount of such fees and/or compensations.

4.4 Where this Agreement is terminated for whatever reason, within 7 days upon the receipt by either Party of a notice on the termination hereof sent by the other Party as provided for herein, for the purpose of safeguarding the users’ interests, Party A shall release in a prominent position on its official website an announcement on the cease of operation, and both Parties shall shut down the top-up system within 3 days as of the release of such announcement. 60 days after the release of such announcement, the Party providing servers may shut down the servers, in which case the operation of the Game is terminated officially.

4.5 The termination hereof for whatever reason shall not affect the validity of the terms hereof till the completion by both Parties of the handling of matters after the termination hereof.

Article 11 Representations and Warranties

1.	Party A’s representations and warranties:

1.1	Party A is a company limited by shares incorporated and legally existing under the laws officially promulgated in China;

1.2	Party A’s execution and performance hereof are in compliance of the provisions of laws and its articles of association;

1.3	This Agreement constitutes valid, binding and enforceable legal obligations of Party A;

1.4	Party A’s execution and performance hereof are not subject to approval by or filing with any third party;

1.5	Strict compliance with Chinese laws and relevant policies and regulations within the licensed territory.

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2.	Party B’s representations and warranties:

2.1	Party B is a limited liability company incorporated and legally existing under the laws officially promulgated in China; Party B warrants that it legally owns all intellectual property rights and relevant qualifications in relation to the products under cooperation (the Game), and the content of the products under cooperation (the Game) and its documentation are in compliance with Chinese laws and regulations, do not infringe upon the legitimate rights and interests of any third party, and are not in violation of relevant provisions on electronic publications and any other applicable legal norms; it has obtained relevant government approvals, consents, licenses, authorizations, declarations, filings and registrations to fully maintain the validity thereof, including but not limited to trading approval and all other approvals required for realizing the purpose hereof; otherwise it shall bear all losses caused to Party A as a result thereof.

2.2	Party B’s execution and performance hereof are in compliance of the provisions of laws and its articles of association;

2.3	This Agreement constitutes valid, binding and enforceable legal obligations of Party B;

2.4	Party B’s execution and performance hereof are not subject to approval by or filing with any third party;

2.5	Strict compliance with Chinese laws and relevant policies and regulations within the licensed territory.

Article 12 Dispute Settlement and Applicable Laws

Any dispute between both Parties arising from the performance hereof shall be settled through friendly negotiation. If such negotiation fails, either Party may submit the dispute to the people’s court at the place where Party A is located for settlement.

Article 13 Confidentiality

1.	Without written permission by the other Party, neither Party may divulge to any third party (unless required by relevant laws, regulations, government authorities, security exchanges or other regulatory authorities or disclosed to the legal, accounting, business or other consultants or authorized employees of both Parties) any content of the terms hereof, the execution and performance hereof, or any information about the other Party and its affiliates known by it through the execution and performance hereof.

2.	The confidentiality obligations hereunder shall be perpetual, unless upon mandatory requirements by relevant government or judicial authorities, or any consultant is authorized to use any confidential information, or such confidential information is declared by its owner to be no longer confidential.

Article 14 Force Majeure

1.	“Force majeure” means any events which are unpredictable, unavoidable and insuperable by both Parties. Such events prevent, affect or delay the performance by either Party of its obligations hereunder in full or in part. They include but are not limited to government acts, natural disasters, wars or any other similar events.

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2.	Upon the occurrence of any force majeure event, the affected Party shall notify the other Party in writing fully and in a timely manner, inform the same of the possible impacts of such event on this Agreement, and provide within a reasonable time limit (within 30 days upon the occurrence of the event) detailed information about the event, and relevant certificate issued by relevant organization proving that the affected Party is unable to perform its obligations hereunder in full or in part as a result thereof.

3.	In case of any failure or delay in the performance hereof in full or in part is caused by any of the aforesaid force majeure events, both Parties are not required to bear any liability for breach of contract to each other.

Article 15 Notice

Any notices or written communications between both Parties shall be written in Chinese, and sent by facsimile, personal delivery (including express mail service), registered mail or email.

Subject to any prior written notice on change of address, all notices and letters shall be sent to the appropriate correspondence address below:

Party A: Hangzhou Shunwang Technology Co., Ltd.

Add.: 5th Floor, Digital Entertainment Building, 98 West Wenyi Road, Hangzhou

Post code: 310012

Tel.: 0571-87758656

Email: even.gao@shunwang.com

Attn.: Gao Ning

Party B: Shanghai Jump Network Technology Co. Ltd.

Add.: 1st Floor, Building No. 21, 88 Darwin Road, Zhangjiang Hi-tech Park, Shanghai

Post code: 201203

Tel.: 021-51312188-8003

Email: zhouzhongyun@jumpw.com

Attn.: Zhou Zhongyun

Article 16 Miscellaneous

In case of any matter not covered herein arising from the performance hereof, or any supplement, alteration or modification to the existing terms hereof is required due to business development needs, a supplementary agreement in writing shall be entered into by both Parties through negotiation, which shall take effect upon signature and seal by both Parties. The supplementary agreement, after becoming effective, shall have the same legal force and effect as this Agreement.

Either Party’s failure to exercise any of its rights hereunder on time shall not be deemed as its waiver of such right, and shall not affect its exercise of such right in the future.

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The original hereof is made in four copies, with either Party holding two copies respectively, which shall take effect upon signature and seal by both Parties, and have the same legal force and effect.

(No text below this line)

Party A: Hangzhou Shunwang	Party B: Shanghai Jump Network
Technology Co., Ltd.	Technology Co. Ltd.
(Seal: Hangzhou Shunwang	(Seal: Shanghai Jump Network
Technology Co., Ltd.	Technology Co. Ltd.)
Special Seal for Contract)
Representative: (Signature: Gao Ning)	Representative: (Signature)
(Seal)	(Seal)

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